SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

SPORTS PROPERTIES ACQUISITION CORP.

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Not Applicable

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Sports Properties Acquisition Corp. Enters into Amendment to Framework Agreement

NEW YORK, New York, January 7, 2010 – Sports Properties Acquisition Corp. (NYSE Amex: “HMR”) (“Sports Properties”), a public investment vehicle, announced today that Medallion Financial Corp. may purchase up to $6 million of shares of common stock of Sports Properties pursuant to a Rule 10b5-1 purchase plan in the open market or pursuant to privately negotiated transactions with sophisticated investors prior to the date of the special meetings. Sports Properties previously announced that Medallion Financial Corp. entered into a Rule 10b5-1 purchase plan to purchase $1 million of shares of Sports Properties common stock. Medallion Financial Corp. purchased 54,750 shares through the initial Rule 10b5-1 purchase plan.

Sports Properties also announced today that it has entered into an amendment to its previously announced Framework Agreement, dated as of November 18, 2009, between Sports Properties and Medallion Financial Corp., which sets forth the steps Sports Properties will take to continue its business as a corporation that acquires and actively manages transferable licenses that permit the operation of taxicabs in major metropolitan cities in the United States, or medallions, leases the medallions to fleet taxi operators, operates, on a selective basis, the taxicab fleets associated with those medallions and provides a range of services to and otherwise participates in the taxi industry under its proposed new name, Medallion Management, Inc. The amendment to the Framework Agreement revises two conditions to Sports Properties’ obligation to consummate the transactions contemplated by the Framework Agreement to reduce the amount that must be contained in Sports Properties’ trust account from $100 million, after payment to stockholders who exercise conversion rights and payment to stockholders from whom Sports Properties purchases shares of common stock that it issued in its initial public offering (“IPO”), to $50 million, after payment to stockholders who exercise conversion rights, payment to stockholders from whom Sports Properties purchases shares of common stock that it issued in its IPO (“IPO Shares”) and payment of expenses associated with the transactions contemplated by the Framework Agreement.

In connection with the amendment to the Framework Agreement, Sports Properties has filed a supplement to its definitive proxy statement dated December 31, 2009 relating to the special meetings of its stockholders and warrantholders that will take place at 10:00 a.m. Eastern time, on January 15, 2010 at the offices of Clifford Chance US LLP, 31 West 52nd Street, New York, New York. The supplement is available through the Securities and Exchange Commission’s website at www.sec.gov.

At the special meeting of stockholders, Sports Properties’ stockholders will be asked to approve (i) amendments to Sports Properties’ certificate of incorporation to provide that the consummation of substantially all of the transactions contemplated by the previously announced Framework Agreement will also constitute a “Business Combination” under the certificate of incorporation, (ii) amendments to Sports Properties’ certificate of incorporation to delete the provision that prohibits Sports Properties from consummating a “Business Combination” (as defined in Sports Properties’ certificate of incorporation) with any entity affiliated with any person who was a stockholder prior to Sports Properties’ initial public offering or its officers or directors, (iii) amendments to Sports Properties’ certificate of incorporation to increase the threshold regarding the maximum amount of the shares Sports Properties issued in its IPO (“IPO Shares”) that may both vote against a “Business Combination” and seek conversion prior to Sports Properties consummating a “Business Combination” from less than 30% to less than 50%, (iv) amendments to Sports Properties’ certificate of incorporation to remove the requirement that only holders of IPO Shares that vote against a “Business Combination” may convert their IPO Shares into cash, (v) the transactions contemplated by the Framework Agreement (and a related amendment to the agreement that governs Sports Properties’ trust account to allow for the release of funds from its trust account once the transactions contemplated by the Framework Agreement are consummated), (vi) amendments to Sports Properties’ certificate of incorporation to provide for its perpetual existence, (vii) amendments to Sports Properties’ certificate of incorporation which eliminate certain provisions applicable only to special purpose acquisition corporations and revise certain other provisions in anticipation of Sports Properties’ existence as an operating company and (viii) an equity incentive plan. At the special meeting of warrantholders, Sports Properties’ warrantholders will be asked to approve amendments to Sports Properties’ warrant to increase the exercise price and extend the term and, with respect to the warrants Sports Properties issued in its IPO, increase the call price and eliminate the cashless exercise feature.

Sports Properties Acquisition Corp.

Sports Properties is a special purpose acquisition corporation formed for the purpose of acquiring, through merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction, joint venture or other similar type of transaction or a combination of the foregoing, the assets of one or more domestic or international operating businesses, or one or more domestic or international operating businesses themselves. Since its initial public offering, Sports Properties’ activities have been limited to identifying and evaluating prospective acquisition targets.

Forward-looking statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Sports Properties’ actual results may differ from its expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Sports Properties’ expectations with respect to future performance, anticipated financial impacts of the proposed transactions, certificate of incorporation, the trust agreement amendments and warrant amendments and related transactions; approval of the proposed certificate of incorporation, trust agreement amendments, warrant amendments and related transactions by shareholders and warrantholders, as applicable; the satisfaction of the closing conditions to the proposed transactions, certificate of incorporation, the trust agreement amendment and warrant amendments and related transactions; and the timing of the completion of the proposed transactions, certificate of incorporation, trust agreement amendments, warrant amendments and related transactions.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Sports Properties’ control and difficult to predict. Factors that may cause such differences include, but are not limited to, the following: regulatory changes affecting the taxicab industry; the level of rental revenue Sports Properties achieves from its assets; the market value and the supply of, and demand for, taxicab medallions; the challenges that Sports Properties may face as a result of the current economic slow-down; the conditions in the local markets in which Sports Properties operate, as well as changes in national economic and market conditions; Sports Properties’ ability to lease and acquire taxicab medallions; the level of revenue Sports Properties achieves from its fleet operations; Sports Properties’ ability to enter into new leases or to renew leases with existing lessees of its taxicab medallions at favorable rates; the competitive landscape impacting the taxicab industry; Sports Properties’ relationships with its lessees and their financial condition; Sports Properties’ use of leverage as part of its financing strategy and its ability to make payments or to comply with any covenants under any borrowings or other debt facilities Sports Properties obtains; the growth or continuing importance of taxicabs located in the major metropolitan areas in which Sports Properties invests; the level of Sports Properties’ operating expenses, including amounts it is required to pay to its management team; Sports Properties’ net realized gain or loss on the sale or other disposition of taxicab medallions; and changes in interest rates that could impact the market price of Sports Properties’ common stock and the cost of its borrowings. Other factors include the possibility that the transactions contemplated by the Framework Agreement do not close, including due to the failure to receive required stockholder and warrantholder approvals, or the failure to meet other closing conditions.

Sports Properties cautions that the foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in Sports Properties’ most recent filings with the Securities and Exchange Commission (“SEC”). All subsequent written and oral forward-looking statements concerning Sports Properties, the Framework Agreement, the related transactions or other matters and attributable to Sports Properties or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Sports Properties cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Sports Properties does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Additional Information

Sports Properties has filed a definitive proxy statement with the SEC in connection with the proposed transactions, certificate of incorporation amendments and the warrant amendments and mailed copies of the definitive proxy statement and other relevant documents to Sports Properties’ stockholders and warrantholders. Sports Properties’ stockholders and warrantholders and other interested persons are advised to read the definitive proxy statement and supplements thereto thereto, if any, in connection with solicitation of proxies for the special meetings of Sports Properties’ stockholders and warrantholders to be held to approve the proposed transactions, certificate of incorporation amendments and the warrant amendments because this proxy statement will contain important information about Sports Properties and the proposed transactions. Such persons can also read Sports Properties’ final prospectus from its initial public offering dated January 17, 2008, its annual report on form 10-K for the fiscal year ended December 31, 2008, which was filed with the SEC on March 27, 2009, as amended (“Annual Report”) and other reports as filed with the SEC, for a description of the security holdings of Sports Properties’ officers and directors and their affiliates and their other respective interests in the successful consummation of the proposed transaction. The definitive proxy statement was mailed to stockholders and warrantholders as of a record date to be established for voting on the proposed transactions, certificate of incorporation amendments, the warrant amendments and related transactions. Stockholders and warrantholders will also be able to obtain a copy of the definitive proxy statement and any supplement thereto, without charge, at the SEC’s Internet site at http://www.sec.gov or by directing a request to: Sports Properties, 437 Madison Avenue New York, New York 10022, Attention: Andrew Murstein, telephone (212) 328-2100.

Participation in Solicitation

Sports Properties and its current directors and executive officers and Alvin Murstein and Michael Kowalsky, individuals who Sports Properties expects will become its executive officers, are participants in the solicitation of proxies for the special meetings of Sports Properties’ stockholders and Sports Properties’ warrantholders to approve the proposed transaction. A list of the names of those directors and officers and descriptions of their interests in Sports Properties is contained in Sports Properties’ Annual Report. Sports Properties’ stockholders and warrantholders may also obtain additional information about the interests of its directors, officers and stockholders in the transactions by reading the definitive proxy statement (including any supplements thereto) and other relevant materials to be filed by Sports Properties with the SEC when they become available.

Media Contact:

Harry Zlokower

Zlokower Company

(212) 447-9292

Investor Contact:

Andrew Murstein

Sports Properties Acquisition Corp.

437 Madison Avenue

New York, New York 10022

(212) 328-2100